United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 21, 2017, Sino-Global Shipping America, Ltd. (the “Company”) closed on a registered direct sale of 1.5 million shares of its common stock (the “Shares”), no par value, at a purchase price of $3.18 per Share, to three institutional investors pursuant to a previously announced Securities Purchase Agreement, for aggregate gross proceeds to the Company of $4.77 million.

A copy of the press release announcing the closing of the financing is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Sino-Global Shipping America, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017

Sino-Global Shipping America, Ltd.

By:	/s/ Zhikang Huang
Name:	Zhikang Huang
Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Sino-Global Shipping America, Ltd.